CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	October 29, 2018
Executive Vice President
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

HEARTLAND FINANCIAL USA, INC. REPORTS THIRD QUARTER 2018 RESULTS

Highlights

▪	Quarterly net income available to common stockholders of $33.7 million in comparison with $21.6 million for the third quarter of the prior year
▪	Diluted earnings per common share of $0.97 in comparison with $0.72 for the third quarter of the prior year
▪	Net interest margin of 4.32%, fully tax-equivalent (non-GAAP)(1) of 4.38%
▪	Return on average common equity of 10.58% and return on average tangible common equity (non-GAAP)(2) of 16.30%
▪	Tangible common equity ratio (non-GAAP)(3) of 7.70%
▪	Efficiency ratio, fully tax-equivalent (non-GAAP)(4) of 62.40% in comparison with 64.54% for the third quarter of 2017
▪	Completed the systems conversion of First Bank & Trust on August 17, 2018

	Quarter Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income (in millions)	$33.7	$21.6	$84.9	$61.6
Net income available to common stockholders (in millions)	33.7	21.6	84.8	61.6
Diluted earnings per common share	0.97	0.72	2.59	2.21

Return on average assets	1.18%	0.89%	1.07%	0.94%
Return on average common equity	10.58	8.99	9.95	9.88
Return on average tangible common equity (non-GAAP)(2)	16.30	12.41	14.71	12.90
Net interest margin	4.32	4.08	4.25	4.00
Net interest margin, fully tax-equivalent (non-GAAP)(1)	4.38	4.26	4.32	4.19
Efficiency ratio, fully-tax equivalent (non-GAAP)(4)	62.40	64.54	65.03	66.58

(1) Refer to the "Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)" table included in this earnings release.
(2) Refer to the "Reconciliation of Return on Average Tangible Common Equity (non-GAAP)" table included in this earnings release.
(3) Refer to the "Reconciliation of Tangible Common Equity Ratio (non-GAAP)" table included in this earnings release.
(4) Refer to the "Reconciliation of Non-GAAP measure-Efficiency Ratio" table included in this earnings release.

"Heartland reported another excellent quarter with net income available to common stockholders of $33.7 million or $0.97 per diluted common share, which was driven by a strong net interest margin on a fully tax-equivalent basis of 4.38 percent and continued improvement in our efficiency ratio."

Lynn B. Fuller, executive operating chairman, Heartland Financial USA, Inc.

Dubuque, Iowa, Monday, October 29, 2018-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported net income available to common stockholders of $33.7 million, or $0.97 per diluted common share, for the quarter ended September 30, 2018, compared to $21.6 million, or $0.72 per diluted common share, for the third quarter of 2017. Return on average common equity was 10.58% and return on average assets was 1.18% for the third quarter of 2018, compared to 8.99% and 0.89%, respectively, for the same quarter in 2017.

Net income available to common stockholders for the nine months ended September 30, 2018, was $84.8 million or $2.59 per diluted common share, compared to $61.6 million or $2.21 per diluted common share for the nine months ended September 30, 2017. Return on average common equity was 9.95% and return on average assets was 1.07% for the first nine months of 2018, compared to 9.88% and 0.94% for the same period in 2017.

Commenting on Heartland’s third quarter results, Lynn B. Fuller, Heartland’s executive operating chairman, said, "Heartland reported another excellent quarter with net income available to common stockholders of $33.7 million or $0.97 per diluted common share, which was driven by a strong net interest margin on a fully tax-equivalent basis of 4.38 percent and continued improvement in our efficiency ratio."

On May 18, 2018, Heartland completed the acquisition of Lubbock, Texas based First Bank Lubbock Bancshares, Inc. ("FBLB"), parent company of First Bank & Trust, and PrimeWest Mortgage Corporation, which is a wholly-owned subsidiary of First Bank & Trust. Based on Heartland's closing common stock price of $55.05 per share on May 18, 2018, the aggregate consideration paid to FBLB common shareholders was $189.9 million, with approximately 3% of the consideration paid in cash and 97% paid by delivery of Heartland common stock. As a result of the transaction, First Bank & Trust became a wholly-owned subsidiary of Heartland and its 11th state-chartered bank. First Bank & Trust and PrimeWest Mortgage Corporation continue to operate under their present brands and management teams. As of the closing date, FBLB had, at fair value, total assets of $1.12 billion, total loans held to maturity of $681.1 million and total deposits of $893.8 million. Heartland also assumed, at fair value, $8.2 million of trust preferred debt. The systems conversion for this transaction occurred on August 17, 2018.

In the third quarter of 2018, Heartland closed three branch locations, consisting of one branch at Dubuque Bank and Trust Company, Arizona Bank & Trust and Rocky Mountain Bank. Additionally, Wisconsin Bank & Trust announced the sale of two branches, which resulted in the classification of $31.4 million of loans and $50.3 million of deposits as held for sale at September 30, 2018 . The sales transaction is expected to close in the first quarter of 2019, pending regulatory approval. Excluding the pending branch sales, Heartland operated 122 branch locations across its footprint at September 30, 2018.
Bruce K. Lee, Heartland's president and chief executive officer, stated, "We continue to optimize our branch network and capitalize on the favorable market value of our branches. We are focusing our efforts in markets where we are well-positioned for growth."
Net Interest Margin Increases from Third Quarter of 2017

Net interest margin, expressed as a percentage of average earning assets, was 4.32% (4.38% on a fully tax-equivalent basis, non-GAAP) during the third quarter of 2018, compared to 4.08% (4.26% on a fully tax-equivalent basis, non-GAAP) during the third quarter of 2017 and 4.23% (4.30% on a fully tax-equivalent basis, non-GAAP) during the second quarter of 2018.

"We are very pleased with our tax-equivalent net interest margin of 4.38 percent for the third quarter of 2018, which increased 12 basis points from 4.26 percent for the third quarter of 2017. The improved margin was driven by an increase in average earning assets and a favorable deposit mix," Lee said.

Total interest income for the third quarter of 2018 was $124.9 million compared to $99.0 million recorded in the third quarter of 2017, an increase of $25.9 million or 26%. The taxable equivalent adjustment for income taxes saved on the interest earned on nontaxable securities and loans was $1.5 million for the third quarter of 2018 and $3.9 million for the third quarter of 2017. With these adjustments, total interest income on a tax-equivalent basis was $126.4 million for the third quarter of 2018, an increase of $23.5 million or 23%, compared to total interest income on a tax-equivalent basis of $102.9 million for the third quarter of 2017. Average earning assets increased $1.43 billion or 16% from the third quarter of 2017, which was primarily attributable to the acquisitions completed in the first half of 2018. The average rate on earning assets increased 26 basis points to 4.94% for the third quarter of 2018 compared to 4.68% for the same quarter in 2017. The increase in interest income on a tax-equivalent basis was primarily due to recent increases in market interest rates and the increase in average earning assets.

Total interest expense for the third quarter of 2018 was $14.2 million, an increase of $5.1 million or 56% from $9.1 million in the third quarter of 2017. Average interest bearing deposits increased $938.3 million or 18% to $6.13 billion for the quarter ended September 30, 2018, from $5.19 billion in the same quarter in 2017, which was primarily attributable to recent acquisitions. The average interest rate paid on Heartland's interest bearing deposits increased 26 basis points to 0.65% for the third quarter of 2018 compared to 0.39% for the same quarter in 2017. Average borrowings declined $91.1 million or 18% to $419.0 million during the third quarter of 2018 from $510.0 million during the same quarter in 2017. The average interest rate paid on Heartland's borrowings was 3.91% for the third quarter of 2018 compared to 3.16% in the third quarter of 2017. The increase of 75 basis points in the average interest rate paid on Heartland's interest bearing liabilities was primarily due to recent increases in market interest rates.

Net interest income was $110.7 million during the third quarter of 2018 compared to $89.8 million during the third quarter of 2017, an increase of $20.8 million or 23%. After the tax-equivalent adjustment discussed above, net interest income on a tax-equivalent basis totaled $112.2 million during the third quarter of 2018 compared to net interest income on a tax-equivalent basis of $93.8 million during the third quarter of 2017, an increase of $18.5 million or 20%.

Noninterest Income and Noninterest Expense Increase from Third Quarter of 2017

Total noninterest income was $29.8 million during the third quarter of 2018 compared to $25.0 million during the third quarter of 2017, an increase of $4.8 million or 19%. Service charges and fees increased $2.8 million or 27% to $12.9 million for the third quarter of 2018 compared to $10.1 million for the same quarter of 2017. Service charges related to credit card income increased $1.1 million or 54% to $3.1 million for the third quarter of 2018 from $2.0 million for the same quarter of 2017. The remainder of the increase in service charges was primarily attributable to Heartland's larger customer base as a result of recent acquisitions. Securities losses, net, totaled $145,000 for the third quarter of 2018 compared to net securities gains of $1.7 million for the third quarter of 2017. Net gains on sale of loans held for sale totaled $7.4 million during the third quarter of 2018 compared to $5.0 million during the same quarter in 2017, which was an increase of $2.4 million or 48%, primarily due to the acquisition of PrimeWest Mortgage Corporation in the second quarter of 2018.

For the third quarter of 2018, total noninterest expense was $92.5 million compared to $78.8 million during the third quarter of 2017, an increase of $13.8 million or 17%. Salaries and employee benefits increased $4.7 million or 10% to $49.9 million for the third quarter of 2018 compared to $45.2 million for the same quarter in 2017, which was primarily due to the increase in full time equivalent employees from recent acquisitions. Heartland had 2,211 full time equivalent employees at September 30, 2018, compared to 2,024 full time equivalent employees at September 30, 2017. Professional fees increased $3.2 million or 38% to $11.7 million for the third quarter of 2018 compared to $8.5 million for the same period in 2017, which was primarily attributable to the outsourcing of mortgage loan processing, underwriting and loan closing functions. Advertising expenses increased $1.4 million or 103% to $2.8 million for the third quarter of 2018 compared to $1.4 million for the third quarter of 2017, which related to increased marketing efforts to support Heartland's expanding footprint. Other noninterest expenses were $12.9 million for the third quarter of 2018 compared to $10.0 million for the third quarter of 2017, which was an increase of $2.9 million or 29%. Included in this increase was a write-down of $338,000 on a partnership investment that qualifies for solar energy tax credits. The remainder of the increase was primarily attributable to recent acquisitions.

Heartland's effective tax rate was 20.99% for the third quarter of 2018 compared to 28.74% for the third quarter of 2017. Federal low-income housing tax credits included in the determination of Heartland's income taxes totaled $307,000 during both the third quarter of 2018 and 2017. Included in Heartland's third quarter 2018 tax calculation was a solar energy tax credit totaling $223,000. Heartland's effective tax rate was also affected by the passage of the Tax Cuts and Jobs Act in December 2017, which reduced the federal income tax rate from a maximum of 35% to 21% beginning January 1, 2018. Due to the lower federal tax rate, the level of tax-exempt interest income as a percentage of pre-tax income declined to 13.62% during the third quarter of 2018 from 24.01% during the third quarter of 2017.

Loans and Deposits Increase Since December 31, 2017

Total assets were $11.34 billion at September 30, 2018, an increase of $1.52 billion or 16% from $9.81 billion at year-end 2017. Excluding $427.1 million of assets acquired at fair value in the Signature Bancshares, Inc. transaction and $1.12 billion of assets acquired at fair value in the FBLB transaction, total assets decreased $20.1 million or less than 1% since December 31, 2017. Securities represented 22% and 25% of total assets at September 30, 2018, and December 31, 2017, respectively.

Total loans held to maturity were $7.37 billion at September 30, 2018, compared to $6.39 billion at year-end 2017, an increase of $974.0 million or 15%. This change includes $324.5 million of total loans held to maturity acquired at fair value in the Signature Bancshares, Inc. transaction and $681.1 million of total loans held to maturity acquired at fair value in the FBLB transaction. During the third quarter of 2018, the sale of two branches at Wisconsin Bank & Trust was announced, which included $31.4 million of loans that were classified as held for sale at September 30, 2018. Exclusive of these transactions, total loans held to maturity decreased $140,000 or less than 1% since year-end 2017.

Total deposits were $9.51 billion as of September 30, 2018, compared to $8.15 billion at year-end 2017, an increase of $1.37 billion or 17%. This increase included $357.3 million of deposits, at fair value, acquired in the Signature Bancshares, Inc. transaction and $893.8 million of deposits, at fair value, acquired in the FBLB transaction. The deposits classified as held for sale in conjunction with the branch sale at Wisconsin Bank & Trust totaled $50.3 million at September 30, 2018. Exclusive of these transactions, total deposits increased $164.4 million or 2% since December 31, 2017.

Demand deposits increased $444.7 million or 15% to $3.43 billion at September 30, 2018 compared to $2.98 billion at December 31, 2017. Excluding $299.0 million of demand deposits attributable to the Signature Bancshares, Inc. and FBLB transactions, demand deposits increased $145.7 million or 5% since year-end 2017. For the third quarter of 2018, demand deposits increased $28.2 million or 1% to $3.43 billion from $3.40 billion at June 30, 2018.

Savings deposits increased $718.1 million or 17% to $4.96 billion at September 30, 2018, from $4.24 billion at December 31, 2017. Excluding savings deposits of $619.0 million acquired in the Signature Bancshares, Inc. and FBLB transactions, savings deposits increased $99.1 million or 2% since year-end 2017. Savings deposits increased $93.7 million or 2% during the third quarter to $4.96 billion at September 30, 2018 from $4.86 billion at June 30, 2018.

Time deposits increased $202.5 million or 22% to $1.13 billion at September 30, 2018 from $923.5 million at December 31, 2017. Excluding time deposits acquired in 2018 of $333.1 million, time deposits decreased $130.6 million or 14% since year-end and $98.9 million or 8% since June 30, 2018.

"Organic non-time deposit growth continued to be impressive with a year-to-date increase of $244.7 million or 5 percent annualized. At September 30, 2018, non-time deposits represented 88 percent of total deposits," Lee stated.

Nonperforming Assets Increase Since December 31, 2017

Nonperforming assets were $85.6 million or 0.76% of total assets at September 30, 2018, compared to $74.6 million or 0.76% of total assets at December 31, 2017. Excluding $10.4 million of nonperforming assets acquired in the Signature Bancshares, Inc. and FBLB transactions, nonperforming assets increased $586,000 or 1% since year-end 2017. Nonperforming loans were $73.2 million or 0.99% of total loans at September 30, 2018, compared to $63.4 million or 0.99% of total loans at December 31, 2017. At September 30, 2018, loans delinquent 30-89 days were 0.62% of total loans compared to 0.27% of total loans at December 31, 2017. The increase was primarily attributable to credits from acquired portfolios that were past due at September 30, 2018.

The allowance for loan losses at September 30, 2018, was 0.83% of loans and 83.62% of nonperforming loans, compared to 0.87% of loans and 87.82% of nonperforming loans at December 31, 2017. The provision for loan losses decreased $467,000 to $5.2 million for the third quarter of 2018 compared to $5.7 million for the same quarter in 2017.

Conference Call Details
Heartland will host a conference call for investors at 5:00 p.m. EDT today. To participate, dial 877-407-0782 at least five minutes before start time. To listen to the live webcast, log on to www.htlf.com at least 15 minutes before start time. A replay will be available until October 28, 2019, by logging on to www.htlf.com.

About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a diversified financial services company with assets of $11.3 billion. The company provides banking, mortgage, private client, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 122 banking locations serving 91 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, contained, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war; (iii) changes in state and federal laws, regulations and governmental policies as they impact the company's general business; (iv) changes in interest rates and prepayment rates of the company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the potential impact of acquisitions and Heartland's ability to successfully integrate acquired banks; (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x) unexpected outcomes of existing or new litigation involving the company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

-FINANCIAL TABLES FOLLOW
-###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Interest Income
Interest and fees on loans	$105,733	$82,906	$288,171	$217,898
Interest on securities:
Taxable	14,433	10,394	38,280	27,246
Nontaxable	3,490	5,086	10,653	15,297
Interest on federal funds sold	—	34	—	37
Interest bearing deposits with the Federal Reserve Bank and other banks and other short-term investments	1,238	558	2,413	1,112
Total Interest Income	124,894	98,978	339,517	261,590
Interest Expense
Interest on deposits	10,092	5,073	23,841	12,966
Interest on short-term borrowings	464	271	1,279	498
Interest on other borrowings	3,660	3,790	10,726	10,674
Total Interest Expense	14,216	9,134	35,846	24,138
Net Interest Income	110,678	89,844	303,671	237,452
Provision for loan losses	5,238	5,705	14,332	10,235
Net Interest Income After Provision for Loan Losses	105,440	84,139	289,339	227,217
Noninterest Income
Service charges and fees	12,895	10,138	35,046	29,291
Loan servicing income	1,670	1,161	5,231	4,236
Trust fees	4,499	3,872	13,794	11,482
Brokerage and insurance commissions	1,111	950	2,895	2,962
Securities gains/(losses), net	(145)	1,679	1,037	5,553
Unrealized gain/(loss) on equity securities, net	54	—	97	—
Net gains on sale of loans held for sale	7,410	4,997	18,261	17,961
Valuation adjustment on servicing rights	230	5	12	29
Income on bank owned life insurance	892	766	2,206	2,039
Other noninterest income	1,149	1,409	3,536	2,941
Total Noninterest Income	29,765	24,977	82,115	76,494
Noninterest Expense
Salaries and employee benefits	49,921	45,225	149,389	128,118
Occupancy	6,348	6,223	18,706	16,352
Furniture and equipment	3,470	2,826	9,403	7,913
Professional fees	11,681	8,450	30,088	24,342
FDIC insurance assessments	1,119	894	2,792	2,610
Advertising	2,754	1,358	6,839	5,141
Core deposit intangibles and customer relationship intangibles amortization	2,626	1,863	6,763	4,252
Other real estate and loan collection expenses	784	581	2,464	1,774
(Gain)/loss on sales/valuations of assets, net	912	1,342	2,243	1,642
Restructuring expenses	—	—	2,564	—
Other noninterest expenses	12,924	9,997	33,816	27,653
Total Noninterest Expense	92,539	78,759	265,067	219,797
Income Before Income Taxes	42,666	30,357	106,387	83,914
Income taxes	8,956	8,725	21,530	22,314
Net Income	33,710	21,632	84,857	61,600
Preferred dividends	(13)	(13)	(39)	(45)
Interest expense on convertible preferred debt	—	3	—	12
Net Income Available to Common Stockholders	$33,697	$21,622	$84,818	$61,567
Earnings per common share-diluted	$0.97	$0.72	$2.59	$2.21
Weighted average shares outstanding-diluted	34,644,187	29,910,437	32,707,481	27,833,924

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Interest Income
Interest and fees on loans	$105,733	$96,787	$85,651	$86,108	$82,906
Interest on securities:
Taxable	14,433	12,270	11,577	11,119	10,394
Nontaxable	3,490	3,584	3,579	4,401	5,086
Interest on federal funds sold	—	—	—	5	34
Interest bearing deposits with the Federal Reserve Bank and other banks and other short-term investments	1,238	768	407	435	558
Total Interest Income	124,894	113,409	101,214	102,068	98,978
Interest Expense
Interest on deposits	10,092	7,983	5,766	5,313	5,073
Interest on short-term borrowings	464	547	268	180	271
Interest on other borrowings	3,660	3,470	3,596	3,719	3,790
Total Interest Expense	14,216	12,000	9,630	9,212	9,134
Net Interest Income	110,678	101,409	91,584	92,856	89,844
Provision for loan losses	5,238	4,831	4,263	5,328	5,705
Net Interest Income After Provision for Loan Losses	105,440	96,578	87,321	87,528	84,139
Noninterest Income
Service charges and fees	12,895	12,072	10,079	9,892	10,138
Loan servicing income	1,670	1,807	1,754	1,400	1,161
Trust fees	4,499	4,615	4,680	4,336	3,872
Brokerage and insurance commissions	1,111	877	907	1,071	950
Securities gains/(losses), net	(145)	(259)	1,441	1,420	1,679
Unrealized gain/(loss) on equity securities, net	54	71	(28)	—	—
Net gains on sale of loans held for sale	7,410	6,800	4,051	4,290	4,997
Valuation adjustment on servicing rights	230	(216)	(2)	(8)	5
Income on bank owned life insurance	892	700	614	733	766
Other noninterest income	1,149	1,167	1,220	2,394	1,409
Total Noninterest Income	29,765	27,634	24,716	25,528	24,977
Noninterest Expense
Salaries and employee benefits	49,921	50,758	48,710	43,289	45,225
Occupancy	6,348	6,315	6,043	5,892	6,223
Furniture and equipment	3,470	3,184	2,749	3,148	2,826
Professional fees	11,681	9,948	8,459	8,537	8,450
FDIC insurance assessments	1,119	684	989	985	894
Advertising	2,754	2,145	1,940	2,088	1,358
Core deposit intangibles and customer relationship intangibles amortization	2,626	2,274	1,863	1,825	1,863
Other real estate and loan collection expenses	784	948	732	687	581
(Gain)/loss on sales/valuations of assets, net	912	1,528	(197)	833	1,342
Restructuring expenses	—	—	2,564	—	—
Other noninterest expenses	12,924	11,098	9,794	10,594	9,997
Total Noninterest Expense	92,539	88,882	83,646	77,878	78,759
Income Before Income Taxes	42,666	35,330	28,391	35,178	30,357
Income taxes	8,956	7,451	5,123	21,506	8,725
Net Income	33,710	27,879	23,268	13,672	21,632
Preferred dividends	(13)	(13)	(13)	(13)	(13)
Interest expense on convertible preferred debt	—	—	—	—	3
Net Income Available to Common Stockholders	$33,697	$27,866	$23,255	$13,659	$21,622
Earnings per common share-diluted	$0.97	$0.85	$0.76	$0.45	$0.72
Weighted average shares outstanding-diluted	34,644,187	32,830,751	30,645,212	30,209,043	29,910,437

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Assets
Cash and due from banks	$196,847	$193,069	$143,071	$168,723	$180,751
Interest bearing deposits with the Federal Reserve Bank and other banks and other short-term investments	240,528	194,937	123,275	27,280	70,985
Cash and cash equivalents	437,375	388,006	266,346	196,003	251,736
Time deposits in other financial institutions	5,836	6,803	6,297	9,820	19,793
Securities:
Carried at fair value	2,274,215	2,197,117	2,027,665	2,216,753	2,093,385
Held to maturity, at cost	239,908	244,271	249,766	253,550	256,355
Other investments, at cost	26,656	26,725	22,982	22,563	23,176
Loans held for sale	77,727	55,684	24,376	44,560	35,795
Loans:
Held to maturity	7,365,493	7,477,697	6,746,015	6,391,464	6,373,415
Allowance for loan losses	(61,221)	(61,324)	(58,656)	(55,686)	(54,885)
Loans, net	7,304,272	7,416,373	6,687,359	6,335,778	6,318,530
Premises, furniture and equipment, net	198,224	199,959	172,862	174,301	178,961
Goodwill	391,668	391,668	270,305	236,615	236,615
Core deposit intangibles and customer relationship intangibles, net	50,071	52,698	41,063	35,203	37,028
Servicing rights, net	32,039	31,996	25,471	25,857	26,599
Cash surrender value on life insurance	162,216	159,302	143,444	142,818	142,073
Other real estate, net	11,908	11,074	11,801	10,777	13,226
Other assets	123,017	120,244	106,126	106,141	122,355
Total Assets	$11,335,132	$11,301,920	$10,055,863	$9,810,739	$9,755,627
Liabilities and Equity
Liabilities
Deposits:
Demand	$3,427,819	$3,399,598	$3,094,457	$2,983,128	$3,009,940
Savings	4,958,430	4,864,773	4,536,106	4,240,328	4,227,340
Time	1,125,914	1,224,773	910,977	923,453	994,604
Total deposits	9,512,163	9,489,144	8,541,540	8,146,909	8,231,884
Deposits held for sale	50,312	—	—	—	—
Short-term borrowings	131,139	229,890	131,240	324,691	171,871
Other borrowings	277,563	258,708	276,118	285,011	301,473
Accrued expenses and other liabilities	83,562	68,431	55,460	62,671	68,715
Total Liabilities	10,054,739	10,046,173	9,004,358	8,819,282	8,773,943
Stockholders' Equity
Preferred equity	—	938	938	938	938
Common stock	34,473	34,438	31,068	29,953	29,946
Capital surplus	742,080	740,128	557,990	503,709	503,262
Retained earnings	553,662	524,786	500,959	481,331	468,556
Accumulated other comprehensive loss	(49,822)	(44,543)	(39,450)	(24,474)	(21,018)
Total Equity	1,280,393	1,255,747	1,051,505	991,457	981,684
Total Liabilities and Equity	$11,335,132	$11,301,920	$10,055,863	$9,810,739	$9,755,627

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Average Balances
Assets	$11,291,289	$9,639,844	$10,570,453	$8,740,703
Loans, net of unearned	7,462,176	6,286,264	7,040,401	5,679,620
Deposits	9,530,743	8,100,028	8,938,297	7,353,399
Earning assets	10,154,591	8,726,228	9,547,147	7,942,810
Interest bearing liabilities	6,544,949	5,697,713	6,151,275	5,346,826
Common stockholders' equity	1,263,226	954,511	1,139,149	833,150
Total stockholders' equity	1,263,795	955,449	1,139,963	834,203
Tangible common stockholders' equity(1)	819,966	691,464	770,884	638,149

Key Performance Ratios
Annualized return on average assets	1.18%	0.89%	1.07%	0.94%
Annualized return on average common equity (GAAP)	10.58%	8.99%	9.95%	9.88%
Annualized return on average tangible common equity (non-GAAP)(2)	16.30%	12.41%	14.71%	12.90%
Annualized ratio of net charge-offs to average loans	0.28%	0.31%	0.17%	0.23%
Annualized net interest margin (GAAP)	4.32%	4.08%	4.25%	4.00%
Annualized net interest margin, fully tax-equivalent (non-GAAP)(3)	4.38%	4.26%	4.32%	4.19%
Efficiency ratio, fully tax-equivalent(4)	62.40%	64.54%	65.03%	66.58%

Reconciliation of Return on Average Tangible Common Equity (non-GAAP)(5)
Net income available to common shareholders (GAAP)	$33,697	$21,622	$84,818	$61,567

Average common stockholders' equity (GAAP)	$1,263,226	$954,511	$1,139,149	$833,150
Less average goodwill	391,668	226,097	323,058	167,009
Less average core deposit intangibles and customer relationship intangibles, net	51,592	36,950	45,207	27,992
Average tangible common equity (non-GAAP)	$819,966	$691,464	$770,884	$638,149
Annualized return on average common equity (GAAP)	10.58%	8.99%	9.95%	9.88%
Annualized return on average tangible common equity (non-GAAP)	16.30%	12.41%	14.71%	12.90%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)(6)
Net Interest Income (GAAP)	$110,678	$89,844	$303,671	$237,452
Plus tax-equivalent adjustment(7)	1,544	3,925	4,663	11,581
Net interest income, tax-equivalent (non-GAAP)	$112,222	$93,769	$308,334	$249,033

Average earning assets	$10,154,591	$8,726,228	$9,547,147	$7,942,810

Annualized net interest margin (GAAP)	4.32%	4.08%	4.25%	4.00%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	4.38%	4.26%	4.32%	4.19%

(1) Calculated as common stockholders' equity less goodwill and core deposit intangibles and customer relationship intangibles, net.
(2) Refer to the "Reconciliation of Return on Average Tangible Common Equity (non-GAAP)" table.
(3) Refer to the "Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)" table.
(4) Refer to the "Reconciliation of Non-GAAP Measure-Efficiency Ratio" table that follows for details of this non-GAAP measure.
(5) Return on average tangible common equity is net income available to common stockholders divided by average common stockholders' equity less goodwill and core deposit intangibles and customer deposit intangibles, net. This financial measure is included as it is considered to be a critical metric to analyze and evaluate financial condition and capital strength. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(6) Annualized net interest margin, fully tax-equivalent is a non-GAAP measure, which adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(7) Computed on a tax-equivalent basis using an effective tax rate of 21% beginning January 1, 2018, and 35% for all prior periods.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Average Balances
Assets	$11,291,289	$10,643,306	$9,759,936	$9,807,621	$9,639,844
Loans, net of unearned	7,462,176	7,123,182	6,525,553	6,343,923	6,286,264
Deposits	9,530,743	9,018,945	8,251,140	8,293,006	8,100,028
Earning assets	10,154,591	9,614,800	8,857,801	8,891,432	8,726,228
Interest bearing liabilities	6,544,949	6,205,187	5,694,337	5,663,816	5,697,713
Common stockholders' equity	1,263,226	1,139,876	1,011,580	986,026	954,511
Total stockholders' equity	1,263,795	1,140,814	1,012,518	986,964	955,449
Tangible common stockholders' equity(1)	819,966	767,732	723,898	713,018	691,464

Key Performance Ratios
Annualized return on average assets	1.18%	1.05%	0.97%	0.55%	0.89%
Annualized return on average common equity (GAAP)	10.58%	9.81%	9.32%	5.50%	8.99%
Annualized return on average tangible common equity (non-GAAP)(2)	16.30%	14.56%	13.03%	7.60%	12.41%
Annualized ratio of net charge-offs to average loans	0.28%	0.12%	0.08%	0.28%	0.31%
Annualized net interest margin (GAAP)	4.32%	4.23%	4.19%	4.14%	4.08%
Annualized net interest margin, fully tax-equivalent (non-GAAP)(3)	4.38%	4.30%	4.26%	4.30%	4.26%
Efficiency ratio, fully tax-equivalent(4)	62.40%	65.04%	68.21%	62.26%	64.54%

Reconciliation of Return on Average Tangible Common Equity (non-GAAP)(5)
Net income available to common shareholders (GAAP)	$33,697	$27,866	$23,255	$13,659	$21,622

Average common stockholders' equity (GAAP)	$1,263,226	$1,139,876	$1,011,580	$986,026	$954,511
Less average goodwill	391,668	325,781	250,172	236,615	226,097
Less average core deposit intangibles and customer relationship intangibles, net	51,592	46,363	37,510	36,393	36,950
Average tangible common equity (non-GAAP)	$819,966	$767,732	$723,898	$713,018	$691,464
Annualized return on average common equity (GAAP)	10.58%	9.81%	9.32%	5.50%	8.99%
Annualized return on average tangible common equity (non-GAAP)	16.30%	14.56%	13.03%	7.60%	12.41%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)(6)
Net Interest Income (GAAP)	$110,678	$101,409	$91,584	$92,856	$89,844
Plus tax-equivalent adjustment(7)	1,544	1,575	1,544	3,558	3,925
Net interest income, fully tax-equivalent (non-GAAP)	$112,222	$102,984	$93,128	$96,414	$93,769

Average earning assets	$10,154,591	$9,614,800	$8,857,801	$8,891,432	$8,726,228

Annualized net interest margin (GAAP)	4.32%	4.23%	4.19%	4.14%	4.08%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	4.38%	4.30%	4.26%	4.30%	4.26%

(1) Calculated as common stockholders' equity less goodwill and core deposit intangibles and customer relationship intangibles, net.
(2) Refer to the "Reconciliation of Return on Average Tangible Common Equity (non-GAAP)" table.
(3) Refer to the "Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)" table.
(4) Refer to the "Reconciliation of Non-GAAP Measure-Efficiency Ratio" table that follows for details of this non-GAAP measure.
(5) Return on average common tangible equity is net income available to common stockholders divided by average common stockholders' equity less goodwill and core deposit intangibles and customer relationship intangibles, net. This financial measure is included as it is considered to be a critical metric to analyze and evaluate financial condition and capital strength. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(6) Annualized net interest margin, fully tax-equivalent is a non-GAAP measure, which adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(7) Computed on a tax-equivalent basis using an effective tax rate of 21% beginning January 1, 2018, and 35% for all prior periods.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
Reconciliation of Non-GAAP Measure-Efficiency Ratio(1)	2018	2017	2018	2017
Net interest income	$110,678	$89,844	$303,671	$237,452
Tax-equivalent adjustment(2)	1,544	3,925	4,663	11,581
Fully tax-equivalent net interest income	112,222	93,769	308,334	249,033
Noninterest income	29,765	24,977	82,115	76,494
Securities (gains)/losses, net	145	(1,679)	(1,037)	(5,553)
Unrealized (gain)/loss on equity securities, net	(54)	—	(97)	—
Adjusted income	$142,078	$117,067	$389,315	$319,974

Total noninterest expenses	$92,539	$78,759	$265,067	$219,797
Less:
Core deposit intangibles and customer relationship intangibles amortization	2,626	1,863	6,763	4,252
Partnership investment in tax credit projects	338	—	338	876
(Gain)/loss on sales/valuations of assets, net	912	1,342	2,243	1,642
Restructuring expenses	—	—	2,564	—
Adjusted noninterest expenses	$88,663	$75,554	$253,159	$213,027

Efficiency ratio, fully tax-equivalent (non-GAAP)	62.40%	64.54%	65.03%	66.58%

Reconciliation of Non-GAAP Measure-Efficiency Ratio(1)	For the Quarter Ended
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Net interest income	$110,678	$101,409	$91,584	$92,856	$89,844
Tax-equivalent adjustment(2)	1,544	1,575	1,544	3,558	3,925
Fully tax-equivalent net interest income	112,222	102,984	93,128	96,414	93,769
Noninterest income	29,765	27,634	24,716	25,528	24,977
Securities (gains)/losses, net	145	259	(1,441)	(1,420)	(1,679)
Unrealized (gain)/loss on equity securities, net	(54)	(71)	28	—	—
Gain on extinguishment of debt	—	—	—	(1,280)	—
Adjusted income	$142,078	$130,806	$116,431	$119,242	$117,067

Total noninterest expenses	$92,539	$88,882	$83,646	$77,878	$78,759
Less:
Core deposit intangibles and customer relationship intangibles amortization	2,626	2,274	1,863	1,825	1,863
Partnership investment in tax credit projects	338	—	—	984	—
(Gain)/loss on sales/valuation of assets, net	912	1,528	(197)	833	1,342
Restructuring expenses	—	—	2,564	—	—
Adjusted noninterest expenses	$88,663	$85,080	$79,416	$74,236	$75,554

Efficiency ratio, fully tax-equivalent (non-GAAP)	62.40%	65.04%	68.21%	62.26%	64.54%

(1) Efficiency ratio, fully tax-equivalent, expresses noninterest expenses as a percentage of fully tax-equivalent net interest income and noninterest income. This efficiency ratio is presented on a tax-equivalent basis, which adjusts net interest income and noninterest expenses for the tax favored status of certain loans, securities and tax credit projects. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results as it enhances the comparability of income and expenses arising from taxable and nontaxable sources and excludes specific items, as noted in the table. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(2) Computed on a tax-equivalent basis using an effective tax rate of 21% beginning January 1, 2018, and 35% for all prior periods.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND FULL TIME EQUIVALENT EMPLOYEE DATA
	As of and for the Quarter Ended
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Common Share Data
Book value per common share	$37.14	$36.44	$33.81	$33.07	$32.75
Tangible book value per common share (non-GAAP)(1)	$24.33	$23.53	$23.79	$23.99	$23.61
Common shares outstanding, net of treasury stock	34,473,029	34,438,445	31,068,239	29,953,356	29,946,069
Tangible common equity ratio (non-GAAP)(2)	7.70%	7.46%	7.59%	7.53%	7.46%

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)(3)
Common stockholders' equity (GAAP)	$1,280,393	$1,254,809	$1,050,567	$990,518	$980,746
Less goodwill	391,668	391,668	270,305	236,615	236,615
Less core deposit intangibles and customer relationship intangibles, net	50,071	52,698	41,063	35,203	37,028
Tangible common stockholders' equity (non-GAAP)	$838,654	$810,443	$739,199	$718,700	$707,103

Common shares outstanding, net of treasury stock	34,473,029	34,438,445	31,068,239	29,953,356	29,946,069
Common stockholders' equity (book value) per share (GAAP)	$37.14	$36.44	$33.81	$33.07	$32.75
Tangible book value per common share (non-GAAP)	$24.33	$23.53	$23.79	$23.99	$23.61

Reconciliation of Tangible Common Equity Ratio (non-GAAP)(4)
Total assets (GAAP)	$11,335,132	$11,301,920	$10,055,863	$9,810,739	$9,755,627
Less goodwill	391,668	391,668	270,305	236,615	236,615
Less core deposit intangibles and customer relationship intangibles, net	50,071	52,698	41,063	35,203	37,028
Total tangible assets (non-GAAP)	$10,893,393	$10,857,554	$9,744,495	$9,538,921	$9,481,984
Tangible common equity ratio (non-GAAP)	7.70%	7.46%	7.59%	7.53%	7.46%

Loan Data
Loans held to maturity:
Commercial and commercial real estate	$5,610,953	$5,721,138	$5,129,777	$4,809,875	$4,777,856
Residential mortgage	676,941	683,051	624,725	624,279	635,611
Agricultural and agricultural real estate	574,048	562,353	518,386	511,588	511,764
Consumer	506,181	512,899	474,929	447,484	450,088
Unearned discount and deferred loan fees	(2,630)	(1,744)	(1,802)	(1,762)	(1,904)
Total loans held to maturity	$7,365,493	$7,477,697	$6,746,015	$6,391,464	$6,373,415

Other Selected Trend Information
Effective tax rate	20.99%	21.09%	18.04%	61.13%	28.74%
Full time equivalent employees	2,211	2,216	2,022	2,008	2,024
Total residential mortgage loan applications	$298,602	$341,978	$234,825	$232,946	$271,476
Residential mortgage loans originated	$262,821	$225,563	$149,768	$185,580	$198,911
Residential mortgage loans sold	$238,684	$201,818	$127,963	$168,527	$188,501
Residential mortgage loan servicing portfolio	$4,156,921	$4,158,107	$3,535,988	$3,558,090	$3,557,866

(1) Refer to the "Reconciliation of Tangible Book Value Per Common Share (non-GAAP)" table.
(2) Refer to the "Reconciliation of Tangible Common Equity Ratio (non-GAAP)" table.
(3) Tangible book value per common share is total common stockholders' equity less goodwill and core deposit intangibles and customer relationship intangibles, net, divided by common shares outstanding, net of treasury. This is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(4) The tangible common equity ratio is total common stockholders' equity less goodwill and core deposit intangibles and customer relationship intangibles, net, divided by total assets less goodwill and core deposit intangibles and customer relationship intangibles, net. This is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Allowance for Loan Losses
Balance, beginning of period	$61,324	$58,656	$55,686	$54,885	$54,051
Provision for loan losses	5,238	4,831	4,263	5,328	5,705
Charge-offs	(6,120)	(3,164)	(2,224)	(5,628)	(5,759)
Recoveries	779	1,001	931	1,101	888
Balance, end of period	$61,221	$61,324	$58,656	$55,686	$54,885

Asset Quality
Nonaccrual loans	$73,060	$69,376	$64,806	$62,581	$63,456
Loans past due ninety days or more as to interest or principal payments	154	54	22	830	2,348
Other real estate owned	11,908	11,074	11,801	10,777	13,226
Other repossessed assets	495	499	423	411	773
Total nonperforming assets	$85,617	$81,003	$77,052	$74,599	$79,803

Performing troubled debt restructured loans	$4,180	$4,012	$3,206	$6,617	$10,040

Nonperforming Assets Activity
Balance, beginning of period	$81,003	$77,052	$74,599	$79,803	$76,035
Net loan charge offs	(5,341)	(2,163)	(1,293)	(4,527)	(4,871)
New nonperforming loans	16,965	16,254	8,546	9,911	9,117
Acquired nonperforming assets	—	7,973	2,459	—	7,991
Reduction of nonperforming loans(1)	(5,085)	(15,696)	(6,549)	(7,177)	(5,183)
OREO/Repossessed assets sales proceeds	(1,064)	(1,541)	(657)	(2,917)	(3,328)
OREO/Repossessed assets writedowns, net	(886)	(993)	(16)	(146)	(56)
Net activity at Citizens Finance Co.	25	117	(37)	(348)	98
Balance, end of period	$85,617	$81,003	$77,052	$74,599	$79,803

Asset Quality Ratios
Ratio of nonperforming loans to total loans	0.99%	0.93%	0.96%	0.99%	1.03%
Ratio of nonperforming assets to total assets	0.76%	0.72%	0.77%	0.76%	0.82%
Annualized ratio of net loan charge-offs to average loans	0.28%	0.12%	0.08%	0.28%	0.31%
Allowance for loan losses as a percent of loans	0.83%	0.82%	0.87%	0.87%	0.86%
Allowance for loan losses as a percent of nonperforming loans	83.62%	88.32%	90.48%	87.82%	83.41%
Loans delinquent 30-89 days as a percent of total loans	0.62%	0.30%	0.21%	0.27%	0.33%

(1) Includes principal reductions, transfers to performing status and transfers to OREO.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Quarter Ended
	September 30, 2018			September 30, 2017
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$2,066,071	$14,433	2.77%	$1,667,076	$10,394	2.47%
Nontaxable(1)	435,045	4,418	4.03	643,925	7,825	4.82
Total securities	2,501,116	18,851	2.99	2,311,001	18,219	3.13
Interest bearing deposits with the Federal Reserve Bank and other banks and other short-term investments	252,535	1,238	1.94	164,809	558	1.34
Federal funds sold	—	—	—	18,874	34	0.71
Loans:(2)
Commercial and commercial real estate(1)	5,637,360	77,443	5.45	4,647,414	59,121	5.05
Residential mortgage	736,875	8,952	4.82	683,186	7,300	4.24
Agricultural and agricultural real estate(1)	571,599	7,725	5.36	504,970	6,175	4.85
Consumer	516,342	10,043	7.72	450,694	9,032	7.95
Fees on loans		2,186	—		2,464	—
Less: allowance for loan losses	(61,236)	—	—	(54,720)	—	—
Net loans	7,400,940	106,349	5.70	6,231,544	84,092	5.35
Total earning assets	10,154,591	126,438	4.94%	8,726,228	102,903	4.68%
Nonearning Assets	1,136,698			913,616
Total Assets	$11,291,289			$9,639,844
Interest Bearing Liabilities(3)
Savings	$4,932,013	$6,980	0.56%	$4,205,946	$3,162	0.30%
Time, $100,000 and over	575,810	1,379	0.95	408,560	787	0.76
Other time deposits	618,161	1,733	1.11	573,178	1,124	0.78
Short-term borrowings	148,041	464	1.24	209,795	271	0.51
Other borrowings	270,924	3,660	5.36	300,234	3,790	5.01
Total interest bearing liabilities	6,544,949	14,216	0.86%	5,697,713	9,134	0.64%
Noninterest Bearing Liabilities(3)
Noninterest bearing deposits	3,404,759			2,912,344
Accrued interest and other liabilities	77,786			74,338
Total noninterest bearing liabilities	3,482,545			2,986,682
Stockholders' Equity	1,263,795			955,449
Total Liabilities and Stockholders' Equity	$11,291,289			$9,639,844
Net interest income, fully tax-equivalent (non-GAAP)(1)		$112,222			$93,769
Net interest spread(1)			4.08%			4.04%
Net interest income, fully tax-equivalent (non-GAAP) to total earning assets(4)			4.38%			4.26%
Interest bearing liabilities to earning assets	64.45%			65.29%
Reconciliation of annualized net interest margin, fully tax-equivalent (non-GAAP)(4)
Net interest income, fully tax-equivalent (non-GAAP)		$112,222			$93,769
Adjustments for tax-equivalent interest(1)		(1,544)			(3,925)
Net interest income (GAAP)		$110,678			$89,844

Average earning assets	$10,154,591			$8,726,228
Annualized net interest margin (GAAP)		4.32%			4.08%
Annualized net interest margin, fully tax-equivalent (non-GAAP)		4.38%			4.26%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21% beginning January 1, 2018, and 35% for all prior periods.
(2) Nonaccrual loans and loans held for sale are included in the average loans outstanding.
(3) Includes deposits held for sale
(4) Annualized net interest margin, fully tax-equivalent is a non-GAAP measure, which adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax exempt sources. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Nine Months Ended
	September 30, 2018			September 30, 2017
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$1,937,053	$38,280	2.64%	$1,545,091	$27,246	2.36%
Nontaxable(1)	444,127	13,485	4.06	638,119	23,534	4.93
Total securities	2,381,180	51,765	2.91	2,183,210	50,780	3.11
Interest bearing deposits with the Federal Reserve Bank and other banks and other short-term investments	183,905	2,413	1.75	127,870	1,112	1.16
Federal funds sold	471	—	—	6,885	37	0.72
Loans:(2)
Commercial and commercial real estate(1)	5,319,862	211,557	5.32	4,097,967	151,946	4.96
Residential mortgage	688,367	23,365	4.54	654,488	20,492	4.19
Agricultural and agricultural real estate(1)	542,755	20,579	5.07	492,170	17,536	4.76
Consumer	489,417	27,895	7.62	434,995	25,374	7.80
Fees on loans		6,606	—		5,894	—
Less: allowance for loan losses	(58,810)	—	—	(54,775)	—	—
Net loans	6,981,591	290,002	5.55	5,624,845	221,242	5.26
Total earning assets	9,547,147	344,180	4.82%	7,942,810	273,171	4.60%
Nonearning Assets	1,023,306			797,893
Total Assets	$10,570,453			$8,740,703
Interest Bearing Liabilities(3)
Savings	$4,681,710	$16,306	0.47%	$3,976,403	$7,772	0.26%
Time, $100,000 and over	479,342	3,221	0.90	369,595	2,239	0.81
Other time deposits	569,536	4,314	1.01	512,551	2,955	0.77
Short-term borrowings	149,453	1,279	1.14	199,503	498	0.33
Other borrowings	271,234	10,726	5.29	288,774	10,674	4.94
Total interest bearing liabilities	6,151,275	35,846	0.78%	5,346,826	24,138	0.60%
Noninterest Bearing Liabilities(3)
Noninterest bearing deposits	3,207,709			2,494,850
Accrued interest and other liabilities	71,506			64,824
Total noninterest bearing liabilities	3,279,215			2,559,674
Stockholders' Equity	1,139,963			834,203
Total Liabilities and Stockholders' Equity	$10,570,453			$8,740,703
Net interest income, fully tax-equivalent (non-GAAP)(1)		$308,334			$249,033
Net interest spread(1)			4.04%			4.00%
Net interest income, fully tax-equivalent (non-GAAP) to total earning assets(4)			4.32%			4.19%
Interest bearing liabilities to earning assets	64.43%			67.32%
Reconciliation of annualized net interest margin, fully tax-equivalent (non-GAAP)(4)
Net interest income, fully tax-equivalent (non-GAAP)		$308,334			$249,033
Adjustments for tax-equivalent interest(1)		(4,663)			(11,581)
Net interest income (GAAP)		$303,671			$237,452

Average earning assets	$9,547,147			$7,942,810
Annualized net interest margin (GAAP)		4.25%			4.00%
Annualized net interest margin, fully tax-equivalent (non-GAAP)		4.32%			4.19%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21% beginning January 1, 2018, and 35% for all prior periods.
(2) Nonaccrual loans and loans held for sale are included in the average loans outstanding.
(3) Includes deposits held for sale
(4) Annualized net interest margin, fully tax-equivalent is a non-GAAP measure, which adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax exempt sources. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of and For the Quarter Ended
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Total Assets
Citywide Banks	$2,300,018	$2,295,261	$2,299,818	$2,289,956	$2,391,727
Dubuque Bank and Trust Company	1,523,447	1,500,108	1,490,100	1,443,419	1,479,647
New Mexico Bank & Trust	1,465,020	1,466,311	1,416,788	1,453,534	1,425,185
First Bank & Trust	1,112,464	1,123,559	—	—	—
Wisconsin Bank & Trust	1,051,160	1,034,075	1,017,053	1,079,222	1,030,192
Premier Valley Bank	851,358	846,215	805,014	925,078	886,495
Illinois Bank & Trust	795,132	815,905	751,371	783,127	761,285
Arizona Bank & Trust	650,032	653,596	633,474	602,182	566,951
Minnesota Bank & Trust	649,179	660,469	631,852	210,157	217,246
Morrill & Janes Bank and Trust Company	592,786	602,630	648,568	654,871	719,246
Rocky Mountain Bank	492,063	504,243	490,917	487,136	486,790
Total Deposits
Citywide Banks	$1,905,830	$1,867,626	$1,914,726	$1,895,540	$1,924,605
Dubuque Bank and Trust Company	1,217,976	1,136,431	1,193,271	1,084,415	1,139,512
New Mexico Bank & Trust	1,267,844	1,242,673	1,202,051	1,229,324	1,221,134
First Bank & Trust	875,170	887,181	—	—	—
Wisconsin Bank & Trust	891,167	874,035	835,919	890,835	852,489
Premier Valley Bank	706,125	696,460	660,070	705,142	714,605
Illinois Bank & Trust	726,790	753,022	674,391	692,227	691,680
Arizona Bank & Trust	550,530	558,895	567,515	522,490	500,270
Minnesota Bank & Trust	544,513	561,257	533,893	178,036	189,749
Morrill & Janes Bank and Trust Company	511,154	498,798	558,174	563,638	605,390
Rocky Mountain Bank	429,167	443,359	429,000	424,487	426,405
Net Income
Citywide Banks	$7,762	$7,018	$5,463	$1,069	$4,541
Dubuque Bank and Trust Company	4,458	4,426	3,214	9,027	703
New Mexico Bank & Trust	7,104	7,043	6,444	2,954	4,972
First Bank & Trust	3,932	1,925	—	—	—
Wisconsin Bank & Trust	3,735	2,470	2,617	2,210	3,368
Premier Valley Bank	3,006	2,664	2,373	1,508	2,907
Illinois Bank & Trust	2,419	2,421	2,712	794	2,286
Arizona Bank & Trust	2,660	3,623	2,104	(103)	1,451
Minnesota Bank & Trust	2,167	581	762	106	791
Morrill & Janes Bank and Trust Company	165	961	1,186	650	1,760
Rocky Mountain Bank	1,210	1,185	1,172	1,769	1,631